SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2003

WESTERN WIRELESS CORPORATION

(Exact name of registrant as specified in its charter)

Washington	000-28160	91-1638901

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3650 131st Avenue S.E. Bellevue, Washington	98006

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(425) 586-8700

(Former name or former address, if changed since last report)

ITEM 5.    Other Events

On June 13, 2003, Western Wireless Corporation announced that the initial purchasers of its $100 million of Convertible Subordinated Notes due 2023 have exercised their option to purchase an additional $15 million principal amount of notes. Pursuant to Rule 135c of the Securities Act of 1933, as amended, Registrant hereby files its press release dated June 13, 2003, which is attached hereto.

ITEM 7.    Financial Statements and Exhibits

(c)  Exhibit

99.1	Press release dated June 13, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN WIRELESS CORPORATION
(Registrant)

Date:	June 13, 2003	By:	/s/ Jeffrey A. Christianson
Jeffrey A. Christianson
Senior Vice President and General Counsel

3